UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on June 4, 2021, the audit and finance committee (the “Audit and Finance Committee”) of the board of directors of CPI Aerostructures, Inc. (the “Company”), determined, based on the recommendation of management and in consultation with CohnReznick LLP (“CohnReznick”), the Company’s independent registered public accounting firm, that the Company’s financial statements which were included in its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 as filed with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon due to errors in such financial statements relating to the recording and reporting of inventory costing and related internal controls (the “Inventory Costing Errors”) and that management’s reports on the effectiveness of internal control over financial reporting, press releases, and investor communications describing the Company’s financial statements for such periods should no longer be relied upon. The Company’s management identified the Inventory Costing Errors during its inventory testing procedures for the preparation of the Company’s financial statements for the quarterly period ended March 31, 2021. At the time of the June 2021 disclosure, the Company estimated and disclosed that the Inventory Costing Errors were expected to lower 2020 net income reported in the Annual Report on Form 10-K for the year ended December 31, 2020 by $1.9 million to $2.3 million. The Company now estimates that the Inventory Costing Errors are expected to reduce 2020 net income by approximately $2.0 million.

The correction of the Inventory Costing Errors resulted in the determination that certain contracts were in a loss position and certain inventory items required additional reserves. The Company reevaluated the sufficiency of its provisions for loss contracts and inventory reserves that it had previously recorded and concluded that increases to these reserves were required. The insufficient reserves resulting from such reserve increases are referred to as “Additional Inventory Reserves” and “Loss Contract Reserve” and are together referred to as the “Insufficient Reserves.” It was further determined by management that the appropriate starting point for increasing the Insufficient Reserves was at the end of the fourth quarter of 2019.

On November 16, 2021, the Audit and Finance Committee determined, based on the analysis and recommendation of management and in consultation with CohnReznick, that the Company’s financial statements as of and for the period ended December 31, 2019 which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC should no longer be relied upon due to errors in such financial statements relating to the recording and reporting of the Insufficient Reserves. Similarly, management’s reports on the effectiveness of internal control over financial reporting, press releases, and investor communications describing the Company’s financial statements for such period should no longer be relied upon.

The Company is conducting an analysis of the impact of the Insufficient Reserves on previously reported financial results. The Company currently estimates that net income for the years ended December 31, 2020 and December 31, 2019 will be approximately $300,000 and $2.2 million, respectively, less than the net income reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Considering both the Inventory Costing Errors and the Insufficient Reserves, the Company currently estimates that the net income for the years ended December 31, 2020 and December 31, 2019 will be approximately $2.3 million and $2.3 million, respectively, less than the net income reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and net income for the quarters ended March 31, 2020 and June 30, 2020 will be approximately $545,000, and $764,000, respectively, less than the net income reported in the respective Quarterly Reports on Form 10-Q for such periods and the net income for the quarter ended September 30, 2020 will be approximately $25,000 more than the net income reported in the Quarterly Report on Form 10-Q for such period

The Inventory Costing Errors resulted from software processing and coding errors, inconsistent units of measure being used for quantities ordered and quantities received of certain purchased parts, incorrect accruals to accounting periods of the cost of certain goods received and the Company not having a procedure to address over or under absorbed overhead costs at the end of accounting periods. The Inventory Costing Errors affected the income reported with respect to the Company’s product lines for which revenue is recognized when a product ships to customers, which accounted for approximately 15% of total 2020 revenue (the “Non-POC Contracts”). The Inventory Costing Errors did not affect income reported with respect to the Company’s products for which revenue is recognized over time using percentage of completion accounting (the “POC Contracts”). The Loss Contract Reserve and the Additional Inventory Reserves also only affect the income reported with respect to the Company’s Non-POC Contracts, and do not affect the income reported with respect to the Company’s POC Contracts. The Inventory Costing Errors and the Insufficient Reserves did not affect either prior reported revenue or cash flow for fiscal years 2020 and 2019.

At this time, the Company has not fully completed its review and the expected financial impact of the Inventory Costing Errors and the Insufficient Reserves described above is preliminary and subject to change. The Company expects to restate its annual financial statements as of and for the years ended December 31, 2020 and December 31, 2019, and correct its unaudited restated quarterly financial statements as of and for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 by amending its Annual Report on Form 10-K for the year ended December 31, 2020, by filing a Comprehensive Annual Report on Form 10-K/A as soon as practicable.

Management has considered the effect of the Inventory Costing Errors and the Insufficient Reserves on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of the end of each of the applicable periods. As a result of the Inventory Costing Errors and the Insufficient Reserves, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the years ended December 31, 2020 and December 31, 2019. Accordingly, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the years ended December 31, 2020 and December 31, 2019. The Company believes it has identified the corrective actions to remediate the cause of the errors. The Company plans to include a discussion of the Company’s plan to remediate the material weakness in the Comprehensive Form 10-K/A.

The Audit and Finance Committee and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with CohnReznick.

On November 17, 2021, the Company issued a press release relating to the foregoing, which is included as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this Current Report on Form 8-K are forward-looking statements. The words “estimates,” “plans,” “expects,” “intends,” and “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s expectations as to the causes of the Inventory Costing Errors, and the Insufficient Reserves, the scope and financial impact of the Inventory Costing Errors on reported inventory values and net income, the scope and financial impact of the Insufficient Reserves on net income, the Company’s plans to amend its previously filed Annual Report on Form 10-K and restated financial statements and other disclosures contained therein and the timing of such amendment, and the ability of the Company to identify and remediate material weaknesses in the Company’s internal control over financial reporting and related disclosure controls and procedures not effective at the reasonable assurance level.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the timing and nature of the resolution of the issues discussed in this Current Report on Form 8-K, any delay in the filing of periodic reports, the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues, adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated November 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2021

CPI AEROSTRUCTURES, INC.

By: /s/ Douglas McCrosson

       Douglas McCrosson

       Chief Executive Officer

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